UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2018

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38624	16-1603202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Mount Hope Avenue Rochester, New York		14620
(Address of principal executive offices)		(Zip Code)

(585) 271-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 13, 2018, the amended and restated certificate of incorporation (the “Amended and Restated Certificate”) of Vaccinex, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware and the Company’s amended and restated bylaws (the “Amended and Restated Bylaws”) became effective in connection with the completion of the initial public offering of shares of the Company’s common stock (the “IPO”). The Company’s board of directors and stockholders previously approved the amendment and restatement of these documents to become effective in connection with the completion of the IPO. The Amended and Restated Certificate and the Amended and Restated Bylaws amend and restate the Company’s pre-IPO certificate of incorporation and bylaws, respectively, in their entirety.

The Amended and Restated Certificate and the Amended and Restated Bylaws contain provisions that, among other things:

•	authorize 100,000,000 shares of common stock;

•

eliminate all references to the previously existing series of preferred stock and instead create 10,000,000 shares of undesignated preferred stock with terms to be set by the board of directors, which rights could be senior to those of the common stock;

•	require the advance notice of nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•	allow the board of directors to alter the bylaws without obtaining stockholder approval;

•	eliminate the rights of stockholders to call a special meeting of stockholders and to take action by written consent in lieu of a meeting;

•	require the approval of at least 66% of the shares entitled to vote to remove a director for cause;

•

require the approval of at least 66% of the shares entitled to vote to adopt, amend or repeal the bylaws or amend or repeal the provisions of the amended and restated certificate of incorporation regarding the amendment of the bylaws and the certificate, director liability, board and stockholder action and election and removal of directors; and

•

designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain actions, including, but not limited to, derivative actions or proceedings brought on behalf of the Company or actions asserting claims of breach of a fiduciary duty owed by any of the Company’s directors, officers, employees or agents to the Company or the Company’s stockholders, unless the Company consents in writing to the selection of an alternative forum.

Copies of the Amended and Restated Certificate and the Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On August 13, 2018, the Company completed its initial public offering of 3,333,334 shares of its common stock at a price to the public of $12.00 per share. The underwriters retain an option for a period of 30 days from the date of the prospectus to purchase an additional 500,000 shares of the Company’s common stock to cover over-allotments, if any.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Vaccinex, Inc.

3.2	Amended and Restated Bylaws of Vaccinex, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINEX, INC.

Date: August 13, 2018
/s/ Scott E. Royer
Scott E. Royer
Chief Financial Officer